UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 1, 2015
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Appointment of Certain Officers

On March 1, 2015, Alaska Air Group, Inc. (the “Company”) announced the appointment of Christopher M. Berry as its principal accounting officer. Mr. Berry retains his roles as the Company’s Controller and Alaska Airlines, Inc.’s Managing Director, Accounting. Upon Mr. Berry’s appointment, Brandon S. Pedersen ceased serving as principal accounting officer, but remains the Company’s Executive Vice President, Finance and Chief Financial Officer.
Mr. Berry, 40, has served as the Company’s Controller and as Alaska Airlines, Inc.’s Managing Director, Accounting since February 2014. He joined the Company’s Finance division in 2005 and was promoted to Managing Director, Investor Relations for Alaska Airlines, Inc. in 2010. Mr. Berry is a certified public accountant and was previously employed as an auditor by Arthur Andersen and KPMG.
There are no arrangements or understandings between Mr. Berry and any other persons pursuant to which he was selected as the Company’s principal accounting officer. There are no family relationships between Mr. Berry and the executive officers or directors of the Company and no transactions that would require disclosure under Item 404(a) of Regulation S-K.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: March 3, 2015

/s/ Brandon Pedersen
Brandon S. Pedersen
Executive Vice President, Finance and CFO